UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2017

Aon plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	1-7933	98-1030901
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Leadenhall Street, London, England (Address of Principal Executive Offices)	EC3V 4AN (Zip Code)

Registrant’s telephone number, including area code: +44 20 7623 5500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01             Completion of Acquisition or Disposition of Assets

On May 1, 2017, Aon plc (the “Company”) completed the previously announced sale (the “Disposition”) of its benefits administration and business process outsourcing business (the “Tempo Business”) to Tempo Acquisition, LLC (the “Buyer”), an entity formed and controlled by affiliates of The Blackstone Group L.P. (the “Sponsor”), and certain designated purchasers that are direct or indirect subsidiaries of the Buyer pursuant to a Purchase Agreement entered into on February 9, 2017 (as amended, the “Purchase Agreement”).
The Buyer has purchased all of the outstanding equity interests in each of the Business Subsidiaries (as defined in the Purchase Agreement), plus certain related assets, for a purchase price of (i) $4.3 billion in cash paid at closing, subject to customary adjustments set forth in the Purchase Agreement, and (ii) deferred consideration of up to $500 million, plus the assumption of certain liabilities.
There are no material relationships between the Company and the Buyer or any of their respective affiliates, other than in respect of the Purchase Agreement and the related ancillary agreements.

The Company has attached as Exhibit 99.1 unaudited pro forma condensed consolidated financial information to illustrate the pro forma effects of this Disposition.

Item 9.01.            Financial Statements and Exhibits

(b)        Pro Forma Financial Information

Certain unaudited pro forma condensed consolidated financial information of the Company giving effect to the Disposition is filed as Exhibit 99.1 hereto and incorporated herein by reference.

(d)           Exhibits

Exhibit Number	Description of Exhibit
99.1	Unaudited pro forma condensed consolidated financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon plc

		By:	/s/ Molly Johnson
Molly Johnson
Assistant Secretary

Date:	May 5, 2017

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Unaudited pro forma condensed consolidated financial information.

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